UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2012 Thomas Chorman retired as a Director from the Company’s Board of Directors. He served on the Board of Directors for a term of three years, during which time he served as the Chairman of the Finance & Systems Committee. His retirement was not related to any disagreements with the Company, the Board or management.

On April 27, 2012 the Board of Directors agreed to provide Brian Moore, the Company’s President of Business Development, with ongoing payments equal to the cost of COBRA coverage he incurs upon his retirement on June 30, 2012. The payments will continue through the earlier of his COBRA coverage expiration or the date he obtains group medical coverage through a subsequent employer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2012 the Board of Directors, acting pursuant to Article III, Section 2 of the Company’s Amended and Restated Bylaws, decreased the size of the Board to six (6) members from its former seven (7) members.

Item 5.07 Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Symmetry Medical Inc. was held on Friday, April 27, 2012.  The Board of Directors fixed the close of business on March 5, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  On this record date, there were outstanding and entitled to vote 36,579,759 shares of Common Stock. A total of 34,936,176, or 95.5%, were voted at the Annual Meeting. There were three issues proposed for vote by the stockholders.

Proposal 1- Election of Class I Directors. Voting for the Class I Directors elected to serve for a term of three years is summarized as follows:

John S. Krelle:	For	30,113,876
	Withheld	3,327,098
	Non Votes	1,495,202
Robert G. Deuster:	For	30,128,268
	Withheld	3,312,706
	Non Votes	1,495,202

Proposal 2 – Advisory vote regarding the Company’s executive compensation program. The results of the advisory vote are summarized as follows:

For	31,148,438
Against	2,279,922
Abstain	12,614
Non Votes	1,495,202

At the 2011 Annual Meeting of Shareholders the Company’s Shareholders voted in favor of the Company providing them with annual opportunities to provide advisory votes regarding the Company’s executive compensation program. The Board has adopted that proposal and will provide the Company’s Shareholders with annual opportunities to provide advisory votes regarding the executive compensation program in the future.

Proposal 3 – Ratification and Approval of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for Fiscal 2012. Voting on this proposal is summarized as follows:

For	34,108,534
Against	827,074
Abstain	568

Proposal 4 – Ratification and Approval of the amendment to the Company’s Amended and Restated 2004 Equity Incentive Plan. Voting on this proposal is summarized as follows:

For	26,213,063
Against	7,180,917
Abstain	46,494
Non Votes	1,495,202

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: April 30, 2012	Name: Fred L. Hite
Title: Chief Financial Officer